UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2006 (December 20, 2006)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-32739 (Commission File Number)	20-1821898 (IRS Employer Identification No.)

44 Vantage Way, Suite 300 Nashville, Tennessee (Address of principal executive offices)	37228 (Zip Code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.1 FORM OF EMPLOYMENT AGREEMENT
EX-99.1 PRESS RELEASE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 20, 2006, HealthSpring, Inc. (the “Company”) issued a press release announcing the retirement of Jeffrey L. Rothenberger, Executive Vice President and Chief Operating Officer of the Company, to be effective as of April 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1. HealthSpring also announced that Gerald V. (“Jerry”) Coil, as Executive Vice President and Chief Operating Officer, will succeed Mr. Rothenberger. Mr. Coil, who is 58 years old, is expected to begin work prior to year-end. Mr. Coil has no family relationship with any director or executive officer of the Company or any person nominated to become such.
It is currently anticipated that the Company will enter into an employment agreement with Mr. Coil, effective as of December 29, 2006, substantially in the form attached hereto as Exhibit 10.1. The agreement provides for an annual base salary of $400,000 and an annual bonus target of up to 75% of his base salary, in addition to a signing bonus of $200,000 payable on his start date. Mr. Coil will also receive a restricted stock grant of 25,000 shares of the Company’s Common Stock, one-third of which will vest on Mr. Coil’s start date, and one-third of which will vest on each of January 1, 2008 and January 1, 2009. Mr. Coil will also receive a grant of an option to purchase 250,000 shares of the Company’s Common Stock at a price equal to the closing sale price as reported on the New York Stock Exchange on his start date. The shares subject to option will vest and become exercisable at a rate of 25% per year beginning on the first anniversary of Mr. Coil’s start date. In the event that Mr. Coil is terminated without “cause” or he resigns for “good reason” as defined in the relevant agreements, he will be entitled to continued salary and certain other benefits for a period of twelve months following termination as severance. In the event such termination comes within one year of a change in control, Mr. Coil’s unvested restricted stock and stock options will immediately vest. In addition, if there is a change in control on or before December 29, 2007 and Mr. Coil is terminated without cause or he resigns for good reason within twelve months thereafter, in lieu of twelve months severance he will be entitled to a lump sum payment in an amount equal to two times his base salary in effect as of the date of termination.
Mr. Coil has served in various capacities in the healthcare industry, including as president of MHN, the behavioral health division of Health Net, Inc. from October 2002 to December 2006. Prior to that, he worked for Kaiser Permanente from January 2002 to October 2002 and prior to that for North American Medical Management, or NAMM, an IPA physician-management company, where he headed NAMM’s West Coast operations.
As previously announced in the Company’s final prospectus dated October 3, 2006 and as confirmed in the Company’s quarterly report on Form 10-Q filed November 9, 2006, J. Murray Blackshear, the Company’s Executive Vice President and President — Tennessee Division and Pasquale R. Pingitore, M.D., the Company’s Senior Vice President and Chief Medical Officer, will retire effective December 31, 2006.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description
10.1	Form of Employment Agreement, between Gerald V. Coil and HealthSpring, Inc.
99.1	Press Release issued by HealthSpring, Inc. dated December 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, Corporate General Counsel, and Secretary

Date: December 27, 2006